Exhibit 99.c

CROWN AMERICAS LLC

CROWN AMERICAS CAPITAL CORP.

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

for

OFFER TO EXCHANGE

all outstanding 7 5/8% Senior Notes Due 2013

for

7 5/8% Senior Notes Due 2013

that have been registered under the Securities Act of 1933

and

all outstanding 7 3/4% Senior Notes Due 2015

for

7 3/4% Senior Notes Due 2015

that have been registered under the Securities Act of 1933

To:	Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Crown Americas LLC and Crown Americas Capital Corp. (collectively, the “Companies”) are offering upon and subject to the terms and conditions set forth in the Prospectus, dated July     , 2006 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) (i) each $1,000 principal amount of their 7 5/8% Senior Notes due 2013 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement (the “Registration Statement”) of which the Prospectus is a part, for each $1,000 principal amount of their outstanding 7 5/8% Senior Notes due 2013 (the “Old 2013 Notes”), of which $500,000,000 aggregate principal amount is outstanding and (ii) each $1,000 principal amount of their 7 3/4% Senior Notes due 2015 that have been registered under the Securities Act, pursuant to the Registration Statement, for each $1,000 principal amount of their outstanding 7 3/4% Senior Notes due 2015 (the “Old 2015 Notes” and, together with the Old 2013 Notes, the “Old Notes”), of which $600,000,000 aggregate principal amount is outstanding. The Exchange Offer is being made in order to satisfy certain obligations of the Companies contained in the Registration Rights Agreements dated November 18, 2005, by and among the Companies, Crown Holdings, Inc., the Guarantors (as defined therein), Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Representatives, and the Initial Purchasers (as defined therein).

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

Enclosed are copies of the following documents:

1. the Prospectus;

2. a Letter of Transmittal for your use in connection with the exchange of Old Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Notes);

3. a form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer;

4. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5. a return envelope addressed to Citibank, N.A., the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2006, UNLESS EXTENDED (THE “EXPIRATION DATE”). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To tender Old Notes, certificates for Old Notes or a book-entry confirmation (see “The Exchange Offer” in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof or electronic instructions sent to the Depository Trust Company, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

The Companies will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. The Companies will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Existing Notes held by them as nominee or in a fiduciary capacity. The Companies will pay or cause to be paid all stock transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and phone number set forth on the front of the Letter of Transmittal.

Very truly yours,

CROWN AMERICAS LLC

CROWN AMERICAS CAPITAL CORP.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CROWN AMERICAS LLC, CROWN AMERICAS CAPITAL CORP. OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.